As filed with the Securities and Exchange Commission on July 30, 2008
Registration No. 333-72839

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4
ON
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-1787539 (I.R.S. Employer Identification No.)

200 East Basse Road
San Antonio, TX	78209
(Address of Principal Executive Offices)	(Zip Code)
Stock Option and Stock Appreciation Rights Agreements with Certain
Existing and Former Directors, Officers, Employees and Consultants
of Jacor Communications, Inc.
(Full title of the plan)
Mark P. Mays
Chief Executive Officer
Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209
(210) 822-2828
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

TABLE OF CONTENTS

SIGNATURES
Deregistration of Securities
     On May 5, 1999, Clear Channel Communications, Inc., a Texas corporation (the “Company”), filed a Post-Effective Amendment No. 1 to Form S-4 on Form S-8 File No. 333-72839 (the “Registration Statement”), registering 3,665,873 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), which were reserved for issuance pursuant to certain option agreements assumed by the Company in connection with its merger with Jacor Communications, Inc.
     On July 30, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 16, 2006, by and among the Company, BT Triple Crown Merger Co., Inc. (“Merger Sub”), B Triple Crown Finco, LLC and T Triple Crown Finco, LLC (together with B Triple Crown Finco, LLC, the “Fincos”), as amended by Amendment No. 1 thereto, dated April 18, 2007, by and among the Company, Merger Sub and the Fincos, as further amended by Amendment No. 2 thereto, dated May 17, 2007, by and among the Company, Merger Sub, the Fincos and CC Media Holdings, Inc. (“Holdings”), and as further amended by Amendment No. 3 thereto, dated May 13, 2008, by and among the Company, Merger Sub, Holdings and the Fincos, Merger Sub merged with and into the Company, with the Company as the surviving entity (the “Merger”).
     In connection with the Merger, this Post-Effective Amendment No. 2 is being filed to deregister all shares of Common Stock registered under the Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 30th day of July, 2008.

CLEAR CHANNEL COMMUNICATIONS, INC.
By:	/s/ Mark P. Mays
Mark P. Mays
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, File No. 333-72839, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark P. Mays	Chief Executive Officer	July 30, 2008
Mark P. Mays	and Director

	President and Chief	July 30, 2008
/s/ Randall T. Mays*	Financial Officer (Principal Financial Officer)
Randall T. Mays	and Director

	Senior Vice President/Chief	July 30, 2008
/s/ Herbert W. Hill, Jr.	Accounting Officer
Herbert W. Hill, Jr.	(Principal Accounting Officer)

/s/ L. Lowry Mays* L. Lowry Mays	Chairman	July 30, 2008

/s/ Alan D. Feld* Alan D. Feld	Director	July 30, 2008

/s/ Perry J. Lewis* Perry J. Lewis	Director	July 30, 2008

/s/ B. J. McCombs* B. J. McCombs	Director	July 30, 2008

/s/ Phyllis B. Riggins* Phyllis B. Riggins	Director	July 30, 2008

Signature	Title	Date

/s/ Theodore H. Strauss* Theodore H. Strauss	Director	July 30, 2008

/s/ J. C. Watts* J. C. Watts	Director	July 30, 2008

/s/ John H. Williams* John H. Williams	Director	July 30, 2008

/s/ John B. Zachry* John B. Zachry	Director	July 30, 2008

*	By Mark P. Mays pursuant to Power of Attorney.